                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): August 1, 2000



                           BIOGAN INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                      0-31479                   58-1832055
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
     of Incorporation)                                      Identification No.)



                               7213 POTOMAC DRIVE
                               BOISE, IDAHO 83704
                    (Address of Principal Executive Offices)


                                 (208) 376-8500
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

         Effective as of January 27, 2000, Biogan International, Inc. (the "Company") entered into a Cooperative Joint Venture Contract (the "Joint Venture Contract") with Hechi Industrial Co., Ltd., a private mining company organized under the laws of the People's Republic of China ("Hechi"), to provide for the formation of a Chinese cooperative joint venture called Guangxi Guanghe Metals Co., Ltd. (the "Joint Venture").

         In connection with the formation of the Joint Venture, the Company and Hechi executed an Asset Purchase Agreement on August 1, 2000, which agreement was dated effective as of July 1, 2000 (the "Asset Purchase Agreement"). The Asset Purchase Agreement provides for the acquisition by the Company of certain of the assets and assumption of certain of the liabilities of Hechi in exchange for the issuance to Hechi of an aggregate of 31,300 shares of Series A Convertible Preferred Stock and 16,800,000 shares of Common Stock of the Company, which shares were delivered to the shareholders of Hechi, consisting of approximately 380 individuals, and certain related third parties. The assets purchased and liabilities assumed from Hechi consist of a 9% interest in the Gaofeng Mining Co., Ltd., a 70% interest in the Guizhou Louxia Coal Co., Ltd., and all of the assets and liabilities of six operating divisions of Hechi as follows: the Hechi Copper Refinery, the Non-Ferrous Metals Trading Company, the Wuxu Mine, the Transportation Company, the Coal Company, and the Stone Electronic Information Services Company.

         The Asset Purchase Agreement additionally sets forth the intent of the parties that the Board of Directors of the Company be comprised of seven members, three of whom have been proposed by Gilles LaVerdiere, the President and Chief Executive Officer of the Company, and four of whom have been proposed by Hechi. Mr. LaVerdiere and the shareholders of Hechi have agreed to vote their shares of capital stock of the Company for a period of three years in favor of the election of directors to effectuate this composition of the Board.

         On August 1, 2000, the Company filed with the Delaware Secretary of State an Amended Certificate of Designations of Series A Convertible Preferred Stock which fixed, altered and amended the rights, preferences, privileges and restrictions relating to the Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible, at the option of the holder at any time after September 30, 2000, into 12,000 shares of the Company's Common Stock. The shares of Series A Convertible Preferred Stock and Common Stock were issued by the Company upon the execution of the Asset Purchase Agreement on August 1, 2000.

         On October 12, 2000, 133,699,097 shares of the Company's Common Stock were issued and outstanding (including 28,800,000 shares of Common Stock currently being held in escrow as security for the Company's obligations under its 8% Secured Convertible Debentures Due 2002), and 31,300 shares of Series A Convertible Preferred Stock were issued and outstanding. As a result of the transactions with Hechi, the shareholders of Hechi collectively beneficially own approximately 12.6% of the issued and outstanding shares of Common Stock of the Company as of October 12, 2000 and collectively own 100% of the issued and outstanding shares of Series A Convertible Preferred Stock. On an as-converted basis, such individuals beneficially own approximately 75% of the issued and outstanding capital stock of the Company.

         Consequently, the shareholders of Hechi collectively have sufficient voting power to control the outcome of all corporate matters submitted to the vote of the Company's stockholders. Those matters could include the election of directors, changes in the size and composition of the Board of Directors (and, thereby, the qualification and appointment of officers of the Company), and mergers and other business combinations involving the Company. In addition, through Hechi's control of the Board of Directors and collective voting power, the shareholders of Hechi may be able to control certain decisions, including decisions with respect to the Company's dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by the Company. In addition, the concentration of voting power could have the effect of delaying or preventing a change in control of the Company and may affect the market price of the Company's Common Stock.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         Pursuant to the terms of the Asset Purchase Agreement executed on August 1, 2000, the Company acquired, effective as of July 1, 2000, certain of the assets and assumed certain of the liabilities of Hechi consisting of a 9% interest in the Gaofeng Mining Co., Ltd., a 70% interest in the Guizhou Louxia Coal Co., Ltd., and all of the assets and liabilities of six operating divisions of Hechi as follows: the Hechi Copper Refinery, the Non-Ferrous Metals Trading Company, the Wuxu Mine, the Transportation Company, the Coal Company, and the Stone Electronic Information Services Company. All of the assets relate to the mining and refining operations of Hechi.

          Hechi is a private mining company organized under the laws of the People's Republic of China. Hechi engages in the mining, refining and trading of base metal products in the Guangxi Zhuang Autonomous Region of China. The Company intends to use the acquired assets for the same purposes for which they were used by Hechi.

          The purchase price for the acquisition consisted of the issuance of 31,300 shares of Series A Convertible Preferred Stock of the Company and 16,800,000 shares of Common Stock of the Company. In addition, in accordance with the terms of the Joint Venture Contract and the Asset Purchase Agreement, the Company transferred all of the assets acquired and liabilities assumed from Hechi to the Joint Venture in exchange for a 95% interest in the profits and loss of the Joint Venture, and a 92% interest in the remaining assets of the Joint Venture upon any liquidation or dissolution of the Joint Venture.

         The acquisition has been accounted for using the purchase method of accounting. The purchase price was approximately $24 million. The acquisition was funded through the issuance of the Company's Common Stock and Series A Convertible Preferred Stock. In determining the purchase price for the assets acquired and liabilities assumed from Hechi, the Company took into account the value of companies of similar industry and size to Hechi, comparable transactions and the market for such companies generally.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  Financial Statements of Businesses Acquired

              Not applicable.

         (b)  Pro Forma Financial Information

The accompanying financial statements include the balance sheet of Biogan International, Inc. (a development stage company) as of June 30, 2000 and related statements of operations, statements of changes in stockholders' equity, and statements of cash flows for the period from inception (February 5, 1988) through June 30, 2000.

In the third quarter of 1999, Biogan International, Inc. undertook a plan to acquire business assets in China and to negotiate a controlling interest in a joint venture. The plan was ultimately consummated as of July 1, 2000. This report includes a pro forma consolidated balance sheet of Biogan International, Inc. and consolidated subsidiaries, together with related statements of operations, statements of changes in stockholders' equity and statements of cash flows for the six months ended June 30, 2000, illustrating the joint venture arrangement as if it had taken place on January 1, 2000.

The following financial statements are included in this Current Report:

                                                                Page
                                                                ----
Index to Financial Statements                                    4
Independent Auditor's Report                                     5
Balance Sheet as of June 30, 2000                                6
Statements of Operations                                         7
Statements of Changes in Stockholders' Equity                    8
Statements of Cash Flows                                         9
Notes to Financial Statements                                   10-18

                                October 10, 2000


Stockholders and Board of Directors
BIOGAN INTERNATIONAL, INC.
Boise, Idaho

                          INDEPENDENT AUDITOR'S REPORT

I have audited the accompanying balance sheets of Biogan International, Inc. (a development stage company) ("Biogan") as of June 30, 2000, and the related statements of operations, statements of changes in stockholders' equity and statements of cash flows, for the period from inception (February 5, 1988) through June 30, 2000. I have also audited the pro forma balance sheet of Biogan and its subsidiaries, and related statements for the six months ended June 30, 2000, reflecting Biogan's July 1, 2000 entry into a joint venture arrangement as if it had taken place on January 1, 2000. These financial statements are the responsibility of Biogan's management. My responsibility is to express an opinion on these financial statements based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements as a whole. I believe my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements and pro forma financial statements referred to above present fairly, in all material aspects, the financial position of Biogan and its consolidated subsidiaries as of June 30, 2000, and the results of its operations and cash flows for the period from inception (February 5, 1988) through June 30, 2000, together with pro forma statements of operations and cash flows for the six months ended June 30, 2000, in conformity with generally accepted accounting principles.


                                                  /S/ DENNIS W. BERSCH

Dennis W. Bersch, CPA
Milwaukee, WI


                                 BIOGAN INTERNATIONAL, INC.
                               (A DEVELOPMENT STAGE COMPANY)
                        (With Auditor's Report of October 10, 2000)
                   BALANCE SHEET AND PRO FORMA CONSOLIDATED BALANCE SHEET
                                        June 30, 2000

                                           ASSETS
                                           ------
                                                               Pro Forma
                                                             Consolidation        Biogan
                                                             --------------   --------------
 CURRENT ASSETS:
     Cash and cash equivalents                               $   3,131,148    $      53,782
     Prepaid expenses                                                1,988            1,988
     Cash in escrow (Note 8)                                     1,000,000        1,000,000
     Accounts receivable                                        19,622,549               --
     Inventories                                                   619,881               --
                                                             --------------   --------------
               Total current assets                          $  24,375,566    $   1,055,770

 FIXED ASSETS:
     Fixed assets (Note 1)                                      13,633,433           34,716
          Less: accumulated depreciation                        (1,292,016)         (22,685)
                                                             --------------   --------------
               Total fixed assets                            $  12,341,417    $      12,031

 OTHER ASSETS:
      Investment in operating mine                           $   9,886,078               --
      Trade names and licenses acquired                            800,000               --
      Deferred debenture issue costs & discount
        - net of accumulated amortization                          454,484          454,484
      Deferred debenture redemption premium
        - net of accumulated amortization                          454,484          454,484
      Common stock pledged as collateral (Note 8)                   28,800           28,800
      Investment in Joint Venture (Note 9)                              --          850,000
                                                             --------------   --------------
           Total other assets                                $  11,623,846    $   1,787,768
                                                             --------------   --------------
           Total assets                                      $  48,340,829    $   2,855,569
                                                             ==============   ==============

                           LIABILITIES AND STOCKHOLDERS' EQUITY
                           ------------------------------------
 CURRENT LIABILITIES:
      Accounts payable                                       $  12,897,001    $      34,694
      Note payable - related to Hechi asset purchase             2,000,000               --
      Notes payable - stockholders                                  95,000           95,000
      Working capital loans (Note 1)                             4,962,560               --
      Accrued foreign income tax                                   705,741               --
      Other accrued liabilities                                     86,353           70,297
                                                             --------------   --------------
           Total current liabilities                         $  20,746,655    $     199,991

 LONG TERM LIABILITIES:
      Convertible debentures (Note 7)                            2,000,000        2,000,000
      Redemption premium                                           500,000          500,000
                                                             --------------   --------------
           Total liabilities                                 $  23,246,655    $   2,699,991

 MINORITY INTEREST:
      Minority interest in investment                              800,000
      Minority interest in earnings                                 61,897               --
                                                             --------------   --------------
                                                             $     861,897    $          --
 STOCKHOLDERS' EQUITY:
     Preferred stock - par value $.001; 10,000,000
        shares authorized; 31,300 shares subscribed,
        no shares outstanding                                           31               --
     Paid in capital - preferred stock                          14,662,658               --
     Common stock - par value $.001; 300,000,000
        shares authorized
        85,386,710 shares issued and outstanding
        28,800,000 shares issued and pledged as collateral
        16,800,000 subscribed                                      130,987          114,187
      Paid in capital - common stock                            12,196,529        4,326,475
      Contributed capital (Note 4)                                 852,500          852,500
      Statutory reserves                                           597,375               --
      Deficit accumulated during development stage              (5,137,584)      (5,137,584)
      Retained earnings                                            929,781               --
                                                             --------------   --------------
           Total stockholders' equity                        $  24,232,277    $     155,578
                                                             --------------   --------------
           Total liabilities and stockholders' equity        $  48,340,829    $   2,855,569
                                                             ==============   ==============

         The accompanying notes are an integral part of these financial statements.


                                 BIOGAN INTERNATIONAL, INC.
                               (A DEVELOPMENT STAGE COMPANY)
                        (With Auditor's Report of October 10, 2000)
                                  STATEMENTS OF OPERATIONS
                            for the periods ended June 30, 2000

                                                               Pro Forma
                                                              Consolidated        From
                                                                 from         Feb. 5, 1988
                                                              Jan. 1, 2000     (inception)
                                                              -------------   -------------
REVENUE                                                       $ 10,227,443    $      8,620


COST OF REVENUE
     Direct costs                                                8,964,350              --
                                                              -------------   -------------

          Gross profit                                        $  1,263,093    $      8,620

OPERATING EXPENSES
     Selling expenses                                              176,321              --
     Administrative expenses                                       596,710       2,542,245
                                                              -------------   -------------

          Total operating expenses                            $    773,031    $  2,542,245
                                                              -------------   -------------

          Operating income (loss)                             $    490,062    $ (2,533,625)

OTHER INCOME AND (EXPENSES)
     Interest expense                                         $   (204,582)   $   (100,810)
     Interest income                                                 3,764           7,393
     Dividend income                                               408,824              --
     Miscellaneous expense                                          (3,638)         (5,580)
     Other income (Note 4)                                         177,640         171,447
                                                              -------------   -------------

          Total other income and (expense)                    $    382,008    $     72,450

EXTRAORDINARY ITEM
     Extraordinary financing expense, net of taxes                      --      (2,676,409)
                                                              -------------   -------------

          Income before minority interests and income taxes   $    872,070    $ (5,137,584)

     Less: Minority share in income of Joint Venture               (48,936)             --
                                                              -------------   -------------

          Income before taxes                                      823,134      (5,137,584)

INCOME TAXES                                                      (114,625)             --
                                                              -------------   -------------

          Net income (loss) after income tax                  $    708,509    $ (5,137,584)
                                                              =============   =============

EARNINGS PER COMMON SHARE OUTSTANDING
    Weighted average number of
        common shares outstanding                               85,828,954      85,127,025

          Profit (loss) per share                             $       0.01    $      (0.06)
                                                              =============   =============

    Fully diluted weighted average number of
        common shares outstanding                               96,856,655      95,178,335

          Profit (loss) per share                             $       0.01    $      (0.05)
                                                              =============   =============

         The accompanying notes are an integral part of these financial statements.


                                                   BIOGAN INTERNATIONAL, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)
                                          (With Auditor's Report of October 10, 2000)
                                          STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                    From February 5, 1988 (inception) through June 30, 2000
                                     and Pro Forma for the six months ended June 30, 2000


                                                                 Shares Issued
                                                           --------------------------                               Paid-in
                                                              Common      Preferred       Common      Preferred     Capital -
                                                              Stock         Stock         Stock         Stock       Preferred
                                                           ------------  ------------  ------------  ------------  ------------
Shares issued
                                              1988           2,250,000            --   $     2,250            --            --
                                              1989          21,387,347            --        21,387            --            --
                                              1998             413,826            --           413            --            --
To management
                                              1995          43,400,000            --        43,399            --            --
For professional services:
                                              1995             320,000            --           320            --            --
                                              1996           1,026,149            --         1,026            --            --
                                              1997             800,746            --           801            --            --
                                              1998             488,365            --           489            --            --
For loan payments:
                                              1995             121,000            --           121            --            --
                                              1997             405,948            --           407            --            --
                                              1998             240,564            --           241            --            --
Extraordinary financing expense:
                                              1995          12,575,085            --        12,575            --            --
                                              1996           1,607,950            --         1,608            --            --
                                              1997              75,600            --            75            --            --
                                              1998          (3,553,000)           --        (3,553)           --            --
For dispute settlement:
                                              1995             106,030            --           106            --            --
For private offering:
                                              1995             336,000            --           336            --            --
                                              1996           1,939,840            --         1,940            --            --
                                              1997           1,502,750            --         1,503            --            --
                                                                92,500            --            93            --            --
Shares cancelled
                                              1999            (150,000)           --          (150)           --            --
Capital contributed by stockholder
                                              1999                  --            --            --            --            --
                                              2000                  --            --            --            --            --
Common stock issued to escrow agent
                                              2000          28,800,000            --        28,800            --            --

Loss accumulated during the development stage                       --            --            --            --            --
                                                           ------------  ------------  ------------  ------------  ------------

Equity at June 30, 2000                                    114,186,700            --   $   114,187            --            --

Pro forma effect of business combination:
     Subscription of preferred stock                                --        31,300            --   $        31   $14,662,658
     Subscription of common stock                           16,800,000            --        16,800            --            --
     Statuatory reserves acquired in business combination           --            --            --            --            --
     Retained income of consolidated Joint Venture                  --            --            --            --            --
                                                           ------------  ------------  ------------  ------------  ------------

Pro forma equity at June 30, 2000                          130,986,700        31,300   $   130,987   $        31   $14,662,658
                                                           ============  ============  ============  ============  ============

(CONTINUED BELOW)


                                                                                                     Statuatory
                                                            Paid-in                                  Reserves -
                                                            Capital -    Contributed     Retained       Joint
                                                            Common         Capital       Earnings      Venture        Equity
                                                           ------------  ------------  ------------  ------------  ------------
Shares issued
                                              1988         $    22,750   $        --   $       --    $        --   $    25,000
                                              1989             197,352            --           --             --       218,739
                                              1998              16,089            --           --             --        16,502
To management
                                              1995              17,893            --           --             --        61,292
For professional services:
                                              1995               2,880            --           --             --         3,200
                                              1996             283,926            --           --             --       284,952
                                              1997             150,558            --           --             --       151,359
                                              1998              28,553            --           --             --        29,042
For loan payments:
                                              1995              11,979            --           --             --        12,100
                                              1997              93,009            --           --             --        93,416
                                              1998              64,625            --           --             --        64,866
Extraordinary financing expense:
                                              1995           3,131,196            --           --             --     3,143,771
                                              1996             400,380            --           --             --       401,988
                                              1997              18,825            --           --             --        18,900
                                              1998            (884,697)           --           --             --      (888,250)
For dispute settlement:
                                              1995              10,497            --           --             --        10,603
For private offering:
                                              1995              72,414            --           --             --        72,750
                                              1996             439,111            --           --             --       441,051
                                              1997             297,747            --           --             --       299,250
                                                                 8,808            --           --             --         8,901
Shares cancelled
                                              1999             (57,420)           --           --             --       (57,570)
Capital contributed by stockholder
                                              1999                  --       176,500           --             --       176,500
                                              2000                  --       676,000           --             --       676,000
Common stock issued to escrow agent
                                              2000                  --            --           --             --        28,800

Loss accumulated during the development stage                       --            --    (5,137,584)           --    (5,137,584)
                                                           ------------  ------------  ------------  ------------  ------------

Equity at June 30, 2000                                    $ 4,326,475   $   852,500   $(5,137,584)  $        --   $   155,578

Pro forma effect of business combination:
     Subscription of preferred stock                                --            --           --             --    14,662,689
     Subscription of common stock                            7,870,054            --           --             --     7,886,854
     Statuatory reserves acquired in business combination           --            --           --        597,375       597,375
     Retained income of consolidated Joint Venture                  --            --       929,781            --       929,781
                                                           ------------  ------------  ------------  ------------  ------------

Pro forma equity at June 30, 2000                          $12,196,529   $   852,500   $(4,207,803)  $   597,375   $24,232,277
                                                           ============  ============  ============  ============  ============

                           The accompanying notes are an integral part of these financial statements.


                                   BIOGAN INTERNATIONAL, INC.
                                  (A DEVELOPMENT STAGE COMPANY)
                           (With Auditor's Report of October 10, 2000)
                                    STATEMENTS OF CASH FLOWS
                               for the period ended June 30, 2000

                                                                    Pro Forma
                                                                   Consolidated        From
                                                                       from        Feb. 5, 1988
                                                                   Jan. 1, 2000     (inception)
                                                                   -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                      $    708,509    $ (5,137,584)
                                                                   -------------   -------------
   Adjustments to reconcile net income (loss) to net cash
      provided by (used in) operating activities:
        Stock issued for services                                  $         --    $    546,348
        Shares cancelled                                                     --         (57,570)
        Interest expense                                                     --          28,920
        Dispute settlement                                                   --          10,603
        Subsidiaries losses                                                  --         158,380
        Stock subscription loss                                              --         101,006
        First development stage loss                                         --         142,733
        Depreciation                                                    321,356          22,835
        Amortization                                                    126,033         126,033
        Accounts receivable                                         (12,557,864)         34,695
        Prepaid expenses                                                 (1,988)             --
        Inventories                                                   1,879,798              --
        Accounts payable                                              1,189,989          70,295
        Accrued foreign income tax                                      340,456              --
        Accrued expenses                                               (139,098)         (1,988)
                                                                   -------------   -------------
             Net cash provided by (used in) operating activities   $ (8,132,809)   $ (3,955,294)

CASH FLOWS FROM INVESTING ACTIVITIES:
        Purchase of fixed assets                                   $    (44,982)   $    (35,113)
        Disposal of fixed assets                                             --             475
        Minority interest in Joint Venture                               60,363              --
        Investment in companies                                              --        (158,380)
        Investment in cooperative Joint Venture                      (1,850,000)     (1,850,000)
                                                                   -------------   -------------
             Net cash provided by (used in) investing activities   $ (1,834,619)   $ (2,043,018)

CASH FLOWS FROM FINANCING ACTIVITIES:
        Notes payable - stockholder                                $         --    $     60,000
        Notes payable -other                                                 --         176,461
        Proceeds of short-term loans                                  1,509,662              --
        Repayments of notes and loans payable                           (45,000)             --
        Other                                                                --            (228)
        Trade names and licenses acquired                            (1,000,000)             --
        Deferred financing costs                                       (535,000)       (535,000)
        Issuance of common stock                                             --         821,952
        Extraordinary financing expense                                      --       2,676,409
        Capital contributed by stockholder                           10,676,000         852,500
        Bond proceeds                                                 2,000,000       2,000,000
                                                                   -------------   -------------
             Net cash provided by (used in) financing activities   $ 12,605,662    $  6,052,094
                                                                   -------------   -------------

Increase in cash and cash equivalents                              $  2,638,234    $     53,782

Cash at beginning of period                                             492,914              --
                                                                   -------------   -------------

Cash at end of period                                              $  3,131,148    $     53,782
                                                                   =============   =============

SUPPLEMENTAL INFORMATION:
        Interest paid                                              $    204,582    $     11,701
        Income taxes accrued                                            114,625              --
        Common stock issued as collateral                                    --          28,800

           The accompanying notes are an integral part of these financial statements.

                           BIOGAN INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                              AS OF JUNE 30, 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Summary
----------------
Biogan International, Inc. ("Biogan") has been a development stage company since its inception in 1988. Biogan sought to develop and market new and innovative technologies, thereby increasing stockholder wealth as well as attracting additional investors in capital markets. During the process, Biogan evaluated multiple business opportunities, and terminated, spun off or otherwise disposed of projects that were deemed unprofitable, not viable, or not in the best interests of the stockholders.

Recently, Biogan successfully negotiated with Hechi Industrial Co., Ltd., of Guangxi Zhuang Autonomous Region of the People's Republic of China, to form a cooperative joint venture, which management believes has the potential to provide a long-term revenue stream to Biogan. This transaction removes the substantial doubt about Biogan's ability to continue as a going concern which was expressed in prior financial reports, and terminates its status as a development stage company. The details of this transaction are disclosed in the subsequent events footnote (Note #8) and give rise to the pro forma financial statements presented in this report.

The following paragraphs of this footnote, and additional footnotes may apply to either the cumulative development stage company report, the pro forma consolidated report, or both.


Method of Accounting
--------------------
Assets, liabilities, revenues and expenses are recognized on the accrual basis of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.


Cash and Cash Equivalents
-------------------------
For purposes of the statements of cash flows, Biogan considers all short-term investments in interest-bearing accounts, securities and other instruments with an original maturity of three months or less, to be equivalent to cash.


Fixed Assets
------------
Fixed assets are stated at cost, less accumulated depreciation and amortization, computed using the straight-line method over their estimated useful lives that range from five to fifty years.

The following table sets forth the fixed assets owned by Biogan as of June 30, 2000 and by the pro forma subsidiaries, as well as depreciation expenses and accumulated depreciation amounts:


                                                   Pro Forma       Pro Forma
                                     Biogan       Subsidiaries   Consolidated
                                     ------       ------------   ------------
Office equipment                 $     34,716     $        --    $    34,716
Building                                   --       4,550,064      4,550,064
Mining structure                           --         339,065        339,065
Plant, machinery & equipment               --       7,861,996      7,861,996
Transportation vehicles                    --         847,592        847,592
                                 --------------------------------------------
     Total                             34,716      13,598,717     13,633,433

Less: accumulated depreciation        (22,685)     (1,269,331)    (1,292,016)
                                 --------------------------------------------

Net fixed assets                 $     12,031     $12,329,386    $12,341,417
                                 ============================================
Depreciation expense for the
   period ended June 30, 2000    $     22,685     $   318,172    $   341,007
                                 ============================================

Deferred Debenture Issue Costs, Discount and Redemption Premium
---------------------------------------------------------------
Biogan issued secured convertible debentures on March 8, 2000, as discussed in
Note 7. The discount and letter of credit costs associated with the issuance of such debentures and the redemption premium are being amortized over the life of the debenture, subject to acceleration in the event of early extinguishment.


Intangibles
-----------
Intangibles are evaluated for impairment when events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable through the estimated future cash flows resulting from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. This policy is in accordance with SFAS 121, "Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of".


Principles of Consolidation
---------------------------
The pro forma consolidated financial statements include the accounts of Biogan (the parent company) and the combined divisions, consolidated subsidiaries and investments of Guangxi Guanghe Metals Co., Ltd. (the "Joint Venture"). After conversion of Chinese currency to U.S. dollars, all significant inter-company accounts and transactions have been eliminated


Foreign Currency Translation and Transactions
---------------------------------------------
For the pro forma consolidated financial statements, the financial position and results of operations of Biogan's foreign subsidiaries are determined using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect as of the balance sheet date. Income statement accounts are translated at the average rate of exchange prevailing during the period. Translation adjustments arising from the use of differing exchange rates from period to period are included in the accumulated other comprehensive income account in stockholders' equity.


Working Capital Loans
---------------------
The branches and divisions of the Company have lines of credit with government agencies and local banks at interest rates ranging from 10% to 19.2%. These are classified as current because they are all callable at the option of the lender.


Net Income (Loss) Per Share
---------------------------
Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding during the period. The following reflects amounts reported in the financial statements:

                                                       From Feb. 5, 1988 (inception)
                                                 ---------------------------------------
                                                               Weighted Average
                                                   Income           Shares     Per-Share
                                                 (Numerator)    (Denominator)    Amount
                                                 ---------------------------------------
Income (Loss) available to common stockholders
     - basic earnings per share                  ($5,137,584)    85,127,025   ($  0.06)
                                                 ---------------------------------------


                                                 Pro Forma for the period ended June 30, 2000
                                                 ---------------------------------------------
                                                                Weighted Average
                                                    Income           Shares      Per-Share
                                                  (Numerator)    (Denominator)     Amount
                                                 -------------------------------------------
Income available to common stockholders
     - basic earnings per share                  $  708,509      85,828,954   $   0.01

Effect of dilutive securities
     - convertible preferred stock                       --       8,538,701         --
     - warrants (Note 8)                                 --         489,000         --
     - stock options (Note 5)                            --       2,000,000         --
                                                 --------------------------------------
Income available to common stockholders
     - fully diluted earnings per share          $  708,509      96,856,655   $   0.01

Income Taxes
------------
Income taxes are accounted for under the asset and liability method of SFAS 109. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.


NOTE 2 - IN KIND DIVIDEND

On August 19, 1999, in conjunction with its business plan to prepare for an acquisition, Biogan organized an Idaho corporation named R-Tec Holding, Inc. ("R-Tec"), into which Biogan transferred its 50% ownership interest in IntorCorp, Inc., which had no recorded book value, in exchange for 4,266,797 shares of R-Tec common stock. On September 27, 1999, Biogan agreed to prepare for the distribution of all of its R-Tec common stock to Biogan stockholders of record as of September 15, 1999, at a rate of one share of R-Tec stock for each 20 shares of Biogan common stock. As of the balance sheet date, the stock remains in escrow for the benefit of the distributees, pending final approval of the SEC for trading. This transaction has no tax consequences.


NOTE 3 - BUSINESS RISKS

With the execution and consummation of the Joint Venture agreement, Biogan essentially removes the substantial doubt about its ability to continue as a going concern, but significant business risks remain.

The majority of Biogan's consolidated resources for the immediate future are expected to be involved with the mining of base metal ores and processing and marketing of refined products for use as raw materials by third parties. Risks inherent in the mining industry include the reliability of management's estimates of the quantity and quality of practically extractable ore deposits, unpredictable government and environmental regulation, competition, and the continuation of markets sufficient to absorb the supply without depressing effects on prices.

Biogan owns and essentially controls the Joint Venture, which is overseas, in a remote area of only modest development and subject to foreign government policies. Biogan plans to ameliorate this particular risk through the acquisition of political risk insurance, but the arrangements for such insurance have not been completed as of the date of this report.


NOTE 4 - RELATED PARTY TRANSACTIONS

Notes Payable - Stockholders
----------------------------
Notes payable at June 30, 2000, consisted of the following:

Ronald J. Tolman:

    Note dated November 13, 1996 bearing an annual interest rate of 10%.
    Note is unsecured and is payable on demand. Payments are applied
    first to any unpaid interest.                                          $  40,000

    Note dated September 7, 1999 bearing an annual interest rate of 10%.
    Note is unsecured and is payable on demand.                                5,000

Rulon L. Tolman:

    Note dated November 13, 1996 bearing an annual interest rate of 10%.
    Note is unsecured and is payable on demand. Payments are applied
    first to any unpaid interest.                                             40,000

    Note dated April 29, 1999 bearing an annual interest rate of 10%.
    Note is unsecured and is payable on demand. Payments are applied
    first to any unpaid interest.                                             10,000
                                                                           ----------
        Total                                                              $  95,000
                                                                           ==========

Other Income
------------
Ron Tolman, Rulon Tolman and Jacque Tolman had accrued wages for past services of $96,600, $63,800 and $10,800, respectively, for a total of $171,200. These stockholders have forgiven their respective wages, resulting in other income in the amount of $171,200. Subsequent to the audit date, an agreement was reached with management which awaits ratification by the board of directors committing Biogan to restore the forgiven wages using any future benefits which may arise from the use of the net operating loss carryforwards.

Contributed Capital
-------------------
At the inception of the business planning process, which led ultimately to the creation of the Joint Venture, a group of active Biogan shareholders (insiders) agreed to place 10,474,836 of their shares of Biogan common stock into the hands of Gilles LaVerdiere, the President and head of the new management team. A total of $852,500 of funds generated by the sale of some of those shares, plus personal funds of Gilles LaVerdiere, were contributed before June 30, 2000 for use by Biogan to pay professionals and other expenses, and otherwise advance the business plan.


NOTE 5 - STOCK OPTIONS

On December 18, 1988, Biogan's board of directors reserved 2,000,000 shares of common stock for issuance under a stock incentive plan to be adopted by Biogan's board of directors. As of June 30, 2000, Biogan had not adopted a stock incentive plan and, accordingly, no options have been granted.


NOTE 6 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, restricted cash, receivables, accounts payable, accrued expenses and other liabilities, approximate fair value because of immediate or short-term maturity of these financial instruments. The underlying carrying amount reported for long-term debt and capital leases approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.


NOTE 7 - CONVERTIBLE DEBENTURE

On March 30, 2000, Biogan completed an offering of its 8% Secured Convertible Debentures due February 28, 2002 in the aggregate amount of $2,035,000. The debentures are secured by a standby letter of credit in the amount of $1,200,000 issued by a financial institution, and are further secured by 28,800,000 shares of Biogan's common stock which are currently being held in escrow as security for payment of the debenture. Interest accrues at a rate of 8% per annum from March 30, 2000 and is due on a quarterly basis, or on the date of conversion to common stock of Biogan, or at the final due date of the debenture.

Biogan may, at its option, offer to redeem the debentures at a 25% premium, but each such offer entitles the debenture holders, within ten days, at their option, to convert all or a portion of the debenture into shares of common stock of Biogan. This conversion option is available at any time until the maturity date, but the debenture holders may not convert more than one-third of the original principal amount of the debenture during any 30 calendar day period, nor sell more than that number of shares. The conversion rate is equal to the lower of the per share price of $.4166 or the average of the closing bid price for the previous five days multiplied by 80%, and may be discounted even further in the event certain features of the debenture are breached. The debentures may not be converted if such conversion would result in the holder and its affiliates holding more than 9.99% of Biogan's common stock.

In the event that Biogan serves a redemption notice to the holder of a debenture, the redemption price shall be equal to 125% of the outstanding principal and interest balance of the debenture. In the event of a redemption notice, the debenture holder will retain conversion rights as stated above, up to a maximum of 50% of the amount subject to the redemption. Biogan may not serve any redemption notice without having the necessary cash or credit facilities immediately available to cover the full redemption price.

In connection with the issuance of the debentures, Biogan issued to the debenture holders three-year warrants to purchase up to an aggregate of 489,000 shares of common stock at $.60 per share, subject to certain adjustments. The shares into which the debentures are convertible and the shares underlying the warrants are subject to a registration rights agreement requiring Biogan to register such securities for resale under the Securities Act of 1933, as amended (the "Act"), at its own expense.

NOTE 8 - SUBSEQUENT EVENT

In September 1999, Biogan entered into an agreement with Gilles LaVerdiere who became President of Biogan and, along with certain other shareholders, contributed substantial capital, and begin negotiations to form a business combination with a group of Chinese investors who had acquired an interest in certain Chinese mining and refining operations, all of which had been formerly operated by the Hechi Prefecture Government, of Guangxi Province, People's Republic of China.

An agreement to form a cooperative joint venture under Chinese business law was reached between these parties during September 1999. Continued negotiations resulted in the development of the joint venture contract (the "Joint Venture Contract") signed in January, 2000. A license to operate the Joint Venture, to be known as Guangxi Guanghe Metals Co., Ltd., was granted by the Prefecture on February 18, 2000. Reliable certified audits and the preparation of U.S. GAAP financial statements for these assets, under the name Hechi Industrial Company Ltd., were performed by a Hong Kong firm of Certified Public Accountants at both December 31, 1999, and June 30, 2000. That balance sheet was used as the pricing basis for the purchase of these interests by Biogan, in exchange for shares of both preferred and common stock of Biogan.

Biogan and Hechi executed the Asset Purchase Agreement on August 1, 2000, to be effective as of July 1, 2000 (the "Asset Purchase Agreement"). The Asset Purchase Agreement provides for the acquisition by Biogan of the assets and assumption of liabilities described in the audits of Hechi, in exchange for the issuance to Hechi of an aggregate of 31,300 shares of Series A Convertible Preferred Stock and 16,800,000 shares of Common Stock of Biogan. The assets purchased and liabilities assumed include a 9% interest in the Gaofeng Mining Co., Ltd., a 70% interest in the Guizhou Louxia Coal Mine Company, Ltd., and all of the assets and liabilities of six operating divisions in the Hechi area as follows: the Hechi Copper Refinery, Ltd., the Non-Ferrous Metals Trading Company, the Wuxu Mine Company, the Transportation Company, the Coal Company, and the Stone Electronic Information Services Company.

The primary capital of the Joint Venture is stated at $10,000,000, of which $9,000,000 is to be paid by Biogan in cash, as described below, and $1,000,000 is to consist of trade names and rights, processes, customer relationships and business licenses, with Biogan being credited $200,000 for its share, and Hechi credited $800,000 for its share. As a result, capital is divided at 92% for Biogan and 8% for Hechi. One of the liabilities assumed from Hechi is a payment of $2,000,000 due to the Hechi Prefecture Government, and it was agreed that this amount would be paid in the short term to the Hechi Prefecture to extinguish that portion of payables included in the purchase.

As a further provision of the business plan and related agreements, Biogan is to transfer all of the acquired assets and assumed liabilities to the Joint Venture, in exchange for a note, which will have precedence in liquidation ahead of the stated capital, but which may, from time to time, be liquidated with available funds.

Profits of the Joint Venture are to be shared on the basis of 95% for Biogan and 5% for Hechi. Hechi's separate minority interests of 8% of stated capital and 5% of earnings or retained earnings are set forth individually on the pro forma balance sheet.

The Joint Venture Contract which requires Biogan to contribute an aggregate of $9,000,000 in cash provides that $2,000,000 is to be paid within three months of the receipt of the Joint Venture business license. As described in Note 7, Biogan completed an offering of secured convertible debentures in the aggregate amount of $2,000,000 to finance this requirement. As of the balance sheet date, Biogan has paid $850,000 to the Joint Venture, and has transferred $1,000,000 to an escrow agent, shown on the balance sheet as restricted cash, to be available to the Joint Venture in the near future.

Additional requirements call for Biogan to effect a 1-for-12 reverse split of its common stock, change Biogan's name to HMZ Metals, Inc., and decrease the number of shares held by Biogan insiders as described in Note #4 under contributed capital.

The shares of Series A Convertible Preferred Stock include preferential rights on liquidation, dissolution, or winding up of affairs of Biogan but are not entitled to dividends.

NOTE 9 - EQUITY

Biogan has capital stock on June 30, 2000 as follows:

Preferred Stock: $.001 par value, 10,000,000 shares authorized, no shares issued or outstanding
Common Stock:    $.001 par value, 300,000,000 shares authorized,
                 114,186,710 shares issued and outstanding

Biogan has pledged or restricted its common stock as follows:
        - 18,287,073 Rule 144 restricted shares
        - 28,800,000 restricted shares pledged as collateral relating to the issuance of the convertible debentures (Note 7)
        - 480,000 warrants expiring on February 28, 2003 relating to the issuance of the convertible debentures (Note 7)
        - 9,000 warrants expiring on February 28, 2003 relating to the issuance of the convertible debentures (Note 7)
        - 2,000,000 shares authorized for a stock incentive plan. (Note 5) No shares have been issued relating to this plan.

Biogan has pro forma capital stock on June 30, 2000 as follows:

    Preferred Stock: $.001 par value, 10,000,000 shares authorized
                     Shares subscribed but un-issued relating to
                       Joint Venture (Note 8)                            31,300

    Common Stock:    $.001 par value, 300,000,000 shares authorized
                     Shares issued, outstanding and unrestricted     67,099,637
                     Shares restricted as 144 stock                  18,287,073
                     Shares issued and pledged as collateral
                       relating to convertible debenture (Note 7)    28,800,000
                     Shares subscribed but un-issued relating to
                       Joint Venture (Note 8)                        16,800,000


NOTE 10 - INCOME TAXES

The total of all deferred tax assets and liabilities at June 30, 2000 are as follows:

                                    June 30, 2000
                                    -------------

Total deferred tax assets           $    890,000
Total deferred tax liabilities                 0
                                    -------------

                                    $    890,000
Valuation allowance                      890,000
                                    -------------

Net deferred income taxes           $          0
                                    =============


Deferred tax assets include the tax benefits of U.S. federal net operating losses of $2,210,000, state net operating losses of $2,080,000, and tax credits of approximately $22,500. The net operating losses and credits expire at various dates beginning in 2010 and continuing through 2019.

The pro forma statements report income tax accruals due to the operations of the Joint Venture and the foreign taxes thereon. Income for the period prior to the acquisition of the assets will be taxable in a foreign jurisdiction while income subsequent to the acquisition will be taxed both in the foreign jurisdiction and the United States at the highest corporate effective rate. Foreign tax credits will be available to preclude the incidence of double taxation.

The effective tax rate in the foreign jurisdiction of China is 33%. To encourage foreign investments in China, the Chinese government has approved a three-year, 15% incentive tax rate for certain regions of the country. The Joint Venture has operations in one of the regions that is covered under the incentive tax rate plan. The pro forma balance sheet contains an accrued foreign income tax liability of $705,741. This represents the 18% rate differential between the Chinese effective tax rate and the incentive rate on taxable income realized by the Joint Venture since inception of the tax incentive period through June 30, 2000. Uncertainty exists as to whether the Joint Venture will ultimately realize the benefits of the reduced incentive rate.

NOTE 11 - EFFECT OF SUBSEQUENT BUSINESS COMBINATION

The consolidating schedule below is furnished to provide a reconciliation from the development stage columns of the balance sheets and operating statements to the pro forma columns, to show the breakdown of the $24,125,635 purchase price paid by Biogan, and the combination, after several eliminations, of those business assets and liabilities with the Biogan assets into the format of Biogan as an operating company.

                                      BIOGAN INTERNATIONAL, INC. AND CONSOLIDATED SUBSIDIARIES
                                           PRO FORMA CONSOLIDATING SCHEDULE BALANCE SHEET
                                                            June 30, 2000

                                                             Assets of Hechi       Cooperative
                                             Biogan           Shareholders        Joint Venture     Eliminations    Consolidated
                                       --------------------------------------------------------------------------------------------
 CURRENT ASSETS
 Cash                                  $      53,782        $   2,227,366         $     850,000     $         --    $   3,131,148
 Prepaid expenses                              1,988                   --                    --               --            1,988
 Escrowed cash                             1,000,000                   --                    --               --        1,000,000
 Joint venture notes receivable                   --                   --                    --               --               --
 Accounts receivable                              --           19,622,549             8,350,000       (8,350,000)      19,622,549
 Inventories                                      --              619,881                    --               --          619,881
 Joint Venture assets                             --                   --            24,125,635      (24,125,635)              --
                                       --------------------------------------------------------------------------------------------
     Total current assets              $   1,055,770        $  22,469,796         $  33,325,635     $(32,475,635)   $  24,375,566
                                       --------------------------------------------------------------------------------------------

 FIXED ASSETS                                                                                                                  --
 Office equipment                             34,716                   --                    --               --           34,716
 Building                                         --            4,550,064                    --               --        4,550,064
 Mining structure                                 --              339,065                    --               --          339,065
 Plant, machinery & equipment                     --            7,861,996                    --               --        7,861,996
 Transportation vehicles                          --              847,592                    --               --          847,592
 Accumulated depreciation                    (22,685)          (1,269,331)                   --               --       (1,292,016)
                                       --------------------------------------------------------------------------------------------
      Total fixed assets               $      12,031        $  12,329,386                    --               --    $  12,341,417
                                       --------------------------------------------------------------------------------------------

 OTHER ASSETS
 Investments                                      --            9,886,078                    --               --        9,886,078
 Trade names and licenses                         --                   --               800,000               --          800,000
 Deferred bond issue costs                   454,484                   --                    --               --          454,484
 Un-amortized bond conversion
      premium                                454,484                   --                    --               --          454,484
 Common stock pledged as
      collateral                              28,800                   --                    --               --           28,800
 Investment in Joint Venture                 850,000                   --                    --         (850,000)              --
                                       --------------------------------------------------------------------------------------------
      Total other assets               $   1,787,768        $   9,886,078         $     800,000     $   (850,000)   $  11,623,846
                                       --------------------------------------------------------------------------------------------

           Total assets                $   2,855,569        $  44,685,260         $  34,125,635     $(33,325,635)   $  48,340,829
                                       ============================================================================================


                                      BIOGAN INTERNATIONAL, INC. AND CONSOLIDATED SUBSIDIARIES
                                           PRO FORMA CONSOLIDATING SCHEDULE BALANCE SHEET
                                                            June 30, 2000
                                                            (continued)

                                       --------------------------------------------------------------------------------------------
                                                             Assets of Hechi       Cooperative
                                             Biogan           Shareholders        Joint Venture     Eliminations    Consolidated
                                       --------------------------------------------------------------------------------------------
 CURRENT LIABILITIES
 Accounts payable                             34,694           12,862,307                    --               --       12,897,001
 Commitments to local government                  --            2,000,000                    --               --        2,000,000
 Notes payable - stockholders                 95,000                   --                    --               --           95,000
 Short-term loans                                 --            4,962,560                    --               --        4,962,560
 Accrued taxes of foreign
      subsidiaries                                --              705,741                    --               --          705,741
 Other accrued liabilities                    70,297               16,056                    --               --           86,353
 Joint Venture payable                            --                   --                    --               --               --
                                       ---------------------------------------------------------------------------------------------
      Total current liabilities        $     199,991        $  20,546,664         $          --     $         --    $  20,746,655
                                       ---------------------------------------------------------------------------------------------

 LONG-TERM LIABILITIES
 Convertible debentures                    2,000,000                   --                    --               --        2,000,000
 Debenture redemption premium                500,000                   --                    --               --          500,000
 Joint Venture liability to Biogan                --                   --            24,125,635      (24,125,635)              --
                                       ---------------------------------------------------------------------------------------------
      Total long-term liabilities      $   2,500,000        $          --         $  24,125,635     $(24,125,635)    $  2,500,000
                                       ---------------------------------------------------------------------------------------------

           Total liabilities           $   2,699,991        $  20,546,664         $  24,125,635     $(24,125,635)    $ 23,246,655
                                       ---------------------------------------------------------------------------------------------

 MINORITY INTEREST
 Minority interest in investment                  --                   --                    --          800,000          800,000
 Minority interest in earnings                    --               12,961                    --           48,936           61,897
                                       ---------------------------------------------------------------------------------------------
      Total minority interest                     --               12,961                    --          848,936          861,897

 STOCKHOLDERS' EQUITY
 Preferred stock at par value                     --                   31                    --               --               31
 Paid in capital - preferred stock                --           15,688,265                    --       (1,025,607)      14,662,658
 Common stock at par value                   114,187               16,800                    --               --          130,987
 Paid in capital - common stock            4,326,475            8,420,539                    --         (550,485)      12,196,529
 Contributed capital                         852,500                   --            10,000,000      (10,000,000)         852,500
 Statutory reserves                               --                   --                    --          597,375          597,375
 Retained earnings (deficit)              (5,137,584)                  --                    --          929,781       (4,207,803)
                                       ---------------------------------------------------------------------------------------------
      Total stockholders' equity       $     155,578        $  24,125,635         $  10,000,000     $(10,048,936)    $ 24,232,277
                                       ---------------------------------------------------------------------------------------------

           Total liabilities and
                  stockholders' equity $   2,855,569        $  44,685,260         $  34,125,635     $(33,325,635)    $ 48,340,829
                                       =============================================================================================

                                       BIOGAN INTERNATIONAL, INC. AND CONSLIDATED SUBSIDIARIES
                                               PRO FORMA CONSOLIDATED INCOME STATEMENT
                                               for the six months ended June 30, 2000

                                       --------------------------------------------------------------------------------------------
                                                             Assets of Hechi       Cooperative
                                             Biogan           Shareholders        Joint Venture     Eliminations    Consolidated
                                       --------------------------------------------------------------------------------------------
 Revenue - net                         $          --        $  10,227,443         $          --     $         --     $ 10,227,443

 COST OF REVENUE
 Direct costs                                     --            8,964,350                    --               --        8,964,350
                                       ---------------------------------------------------------------------------------------------

      Gross profit                                --        $   1,263,093         $          --     $         --     $  1,263,093
                                       ---------------------------------------------------------------------------------------------

 OPERATING EXPENSES
 Selling expenses                      $          --              176,321                    --               --          176,321
 Administrative expenses                     345,349              251,361                    --               --          596,710
                                       ---------------------------------------------------------------------------------------------
      Total operating expenses         $     345,349        $     427,682         $          --     $         --     $    773,031
                                       ---------------------------------------------------------------------------------------------
                                                                                                                                -
      Operating income                 $    (345,349)       $     835,411         $          --     $         --     $    490,062
                                       ---------------------------------------------------------------------------------------------
                                                                                                                                -
 OTHER INCOME AND (EXPENSE)                                                                                                     -
 Interest expense                            (48,966)            (155,616)                   --               --         (204,582)
 Interest income                               1,930                1,834                    --               --            3,764
 Dividend income                                  --              408,824                    --               --          408,824
 Stock restitution expense                        --                   --                    --               --                -
 Miscellaneous expense                           (88)              (3,550)                   --               --           (3,638)
 Other income                                171,200                6,440                    --               --          177,640
                                       ---------------------------------------------------------------------------------------------
      Total other income and           $     124,076        $     257,932         $          --     $         --     $    382,008
          (expense)

 Income before minority interest and
          income taxes                      (221,273)           1,093,343                    --               --          872,070

 Minority income                                  --                   --                    --          (48,936)         (48,936)

 Income taxes                                     --             (114,625)                   --               --         (114,625)
                                       ---------------------------------------------------------------------------------------------

 Net income (loss)                     $     (221,273)      $     978,718         $          --     $    (48,936)    $    708,509
                                       =============================================================================================

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS, CONTINUED

         (c)  Exhibits

          2.1 Asset Purchase Agreement dated effective as of July 1, 2000 by and between the Company and Hechi*

          10.1 Cooperative Joint Venture Contract for Guangxi Guanghe Metals Co., Ltd. dated January 27, 2000 by and between the Company and Hechi*

          99.1     Articles of Association of Guangxi Guanghe Metals
                   Co., Ltd.*

* Filed with the Securities and Exchange Commission on August 15, 2000 as an exhibit to the registrant's Form 8-K dated August 1, 2000 and incorporated herein by reference.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     BIOGAN INTERNATIONAL, INC.

 Date:  October 13, 2000             By: /s/ RONALD TOLMAN
                                       --------------------------------------
                                       Ronald Tolman, Chief Financial Officer

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